FORM 8-K

               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549


                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               The Securities Exchange Act of 1934


                     Date of Report:  May 23, 1997
                                      ------------

                 HOUSEHOLD FINANCE CORPORATION
                 -----------------------------
     (Exact name of registrant as specified in its charter)



Delaware               1-75                    36-1239445
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(State or other        (Commission File        (IRS Employer
 jurisdiction of        Number)                 Identification
 incorporation                                  Number)



2700 Sanders Road, Prospect Heights, Illinois             60070
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(Address of principal executive offices)             (Zip Code)



Registrant's telephone number, including area code 847/564-5000
                                                   ------------

Item 5.  Other Events

         Household International, Inc. ("Household") announced on May 21, 1997 that it had reached agreement with Transamerica Corporation to purchase Transamerica's Consumer Finance Business (the "Business"). Said release is filed as an exhibit hereto.

         The Business, which has operations in 44 states in the United States, Canada and the United Kingdom, will be acquired by a subsidiary of Household Finance Corporation ("HFC"), which is a wholly-owned subsidiary of Household. The acquisition is expected to be completed by June 30, 1997 subject to receipt of certain regulatory approvals. Household will pay $1.1 billion plus repayment to Transamerica of approximately $2.86 billion of inter-company funding provided to this Business. Household and HFC intend to finance this acquisition with a combination of debt and new common equity.


Item 7.  Financial Statements and Exhibits

         (a)  Financial statements of businesses acquired.

              Not applicable.

         (b)  Pro forma financial information.

              Not applicable.

         (c)  Exhibits.

              No.   Exhibit
              ---   -------

              99    Press release titled "Household
                    International to Purchase Transamerica's
                    Consumer Finance Business for $1.1 Billion" dated May 21, 1997

                            SIGNATURE

   Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 HOUSEHOLD FINANCE CORPORATION
                                 -----------------------------
                                        (Registrant)


                                 By:  /s/ John W. Blenke
                                      ------------------
                                      John W. Blenke
                                      Assistant Secretary

Dated:  May 23 1997
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U:\LAW\EDGAR\F8K597.WP

                          EXHIBIT INDEX


Exhibit No.   Exhibit
-----------   -------

99            Press release titled "Household International to
              Purchase Transamerica's Consumer Finance Business for $1.1 Billion" dated May 21, 1997